UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 12, 2013

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                                        20-8610073

(Commission File Number)                            (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                                                     75287

(Address of principal executive offices)                                     (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 12, 2013, Blue Calypso, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Picture Assassin, LLC (the “Seller”), pursuant to which the Company agreed to acquire certain assets relating to the Seller’s proprietary mobile gamification technology in consideration for 1,000,000 shares of the Company’s common stock.

The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety to the provisions of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The shares of common stock were issued to a limited number of accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder without payment of commissions to any person. The shares may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.01       Completion of Acquisition of Disposition of Assets.

The information provided under Item 1.01 regarding the transaction is incorporated herein by reference.

Item 3.02

Unregistered Sale of Equity Securities.

The information provided under Item 1.01 regarding the transaction is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

2.1

Asset Purchase Agreement Between Picture Assassin, LLC, Each Member of Picture Assassin, LLC and Blue Calypso, Inc. dated September 13, 2013

99.1

Press Release of Blue Calypso, Inc. dated September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  September 18, 2013

By: /s/ William Ogle

       William Ogle

Chief Executive Officer

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